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Perrella & Associates, P.A.
Certified Public Accountants


                                                          555 S. Powerline Road
                                              Pompano Beach, Florida 33069-3018
                                                           Tele: (954) 979-5353
                                                            Fax: (954) 979-6695


 July 20, 2004

 Securities and Exchange Commission
 450 Fifth Street, N W Washington, D
 C 20549


 RE: Peoplesway.com, Inc
     File Ref No 000-28657

 We were previously the principal accountant for Peoplesway.com, Inc and, under the date of August 20, 2003, we reported on the financial statements of Peoplesway.com, Inc as of March 31, 2003 and for the years ended March 31, 2003 and 2002. On July 19, 2004, we resigned as principal accountant for Peoplesway.corn, Inc. We have read Peoplesway.com, Inc.'s statements included under Item 4 of its Form 8-K dated July 20, 2004 and we agree with such statements.

 Very truly yours,


/s/ Ted L. Perrella
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 Ted L. Perrella, CPA
 For The Firm